SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): July 27, 2004

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events

On July 27, 2004, WJ Communications, Inc., (the “Company”) issued a press release announcing that its Board of Directors has authorized the repurchase of up to $2 million of the Company’s common stock.  The new program is effective immediately.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 7.                                                           Financial Statements and Exhibits

(c) Exhibits

99.1                           Press Release dated July 27, 2004 announcing that its Board of Directors has authorized the repurchase of up to $2 million of the Company’s common stock.  The new program is effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

	By:	/s/ FRED J. KRUPICA
Fred J. Krupica
Chief Financial Officer
(principal financial officer)

Dated: July 27, 2004